Exhibit 10.39

REDBACK NETWORKS INC.

2004 EMPLOYMENT INDUCEMENT AWARD PLAN

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TABLE OF CONTENTS

(Continued)

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TABLE OF CONTENTS

(Continued)

		Page
15. Amendment and Termination of the Plan		14

(a)	Amendment and Termination	14
(b)	Stockholder Approval	14
(c)	Effect of Amendment or Termination	14

16. Conditions Upon Issuance of Shares		14

(a)	Legal Compliance	14
(b)	Investment Representations	14

17. Inability to Obtain Authority		14

18. Reservation of Shares		14

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REDBACK NETWORKS INC.

2004 EMPLOYMENT INDUCEMENT AWARD PLAN

1. Purposes of the Plan . The purposes of this 2004 Employment Inducement Award Plan are:

•	to provide a material inducement for the best available employees to join the Company; and

•	to promote the success of the Company’s business.

The Plan permits the grant of Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units and Stock Appreciation Rights.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Committee as shall be administering the Plan in accordance with Section 4 of the Plan.

(b) “Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

(c) “Award” means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock or Restricted Stock Units.

(d) “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e) “Change in Control” means the occurrence of any of the following events:

(i) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity;

(ii) The sale, transfer or other disposition of all or substantially all of the Company’s assets;

(iii) A change in the composition of the Board, as a result of which 50% or fewer of the incumbent directors are directors who either (A) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the “original directors”) or (B) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or

(iv) Any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this Subsection (d), the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Parent or Subsidiary and (B) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(f) “Code” means the U.S. Internal Revenue Code of 1986, as amended.

(g) “Committee” means a committee of independent Directors appointed by the Board in accordance with Section 4 of the Plan.

(h) “Common Stock” means the common stock of the Company.

(i) “Company” means Redback Networks Inc.

(j) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(k) “Director” means a member of the Company’s Board of Directors.

(l) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(m) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) in the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(p) “Independent Director” means a Director who is not an Employee and who qualifies as an Independent Director under the applicable rules of Nasdaq (and/or the similar rules of any other stock exchange(s) on which the Company’s securities become publicly traded).

(q) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(r) “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Award. The Notice of Grant is part of the Award Agreement.

(s) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(t) “Option” means a stock option granted pursuant to the Plan.

(u) “Optioned Stock” means the Common Stock subject to an Option or SAR.

(v) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(w) “Participant” means the holder of an outstanding Award granted under the Plan.

(x) “Plan” means this 2004 Employment Inducement Award Plan.

(y) “Restricted Stock” means shares of Common Stock granted pursuant to Section 9 of the Plan that are subject to vesting.

(z) “Restricted Stock Units” means units representing rights to acquire shares of Common Stock granted pursuant to Section 9 of the Plan that are subject to vesting.

(aa) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(bb) “Section 16(b)” means Section 16(b) of the Exchange Act.

(cc) “Service Provider” means an Employee, Director or Consultant.

(dd) “Share” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

(ee) “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, that pursuant to Section 10 is designated as an SAR.

(ff) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code and also include partnerships, limited liability companies and other entities that are at least 30% owned by the Company.

3. Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be issued under the Plan is five million (5,000,000) Shares; provided, however, that in no event shall more than 50% of the Shares issuable under the Plan be granted pursuant to Awards with an exercise price or purchase price that is less than 100% of Fair Market Value on the date of grant. The Shares may be authorized, but unissued, or reacquired Common Stock.

If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock or Restricted Stock Units, is forfeited back to or repurchased by the Company, the unpurchased Shares (or for Restricted Stock or Restricted Stock Units, the forfeited or repurchased shares) which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to SARs, only shares actually issued pursuant to an SAR (or in the event of a cash payout, the share equivalent) shall cease to be available under the Plan; all remaining shares under SARs, shall remain available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan under any Award shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price or are forfeited to the Company, such Shares shall become available for future grant under the Plan.

4. Administration of the Plan.

(a) Procedure.

(i) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(ii) Plan Administration. The Plan shall be administered by the Company’s Compensation Committee.

(b) Powers of the Administrator. Subject to the provisions of the Plan the Administrator shall have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the new Employees to whom Awards may be granted hereunder;

(iii) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise or purchase price, the time or times when Awards may be vested, exercised, purchased or granted (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions or repurchase rights, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan, including, but not limited to, a determination of a Participant’s date of termination with respect to any Award granted under the Plan;

(vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws, satisfying foreign securities law or achieving other foreign legal compliance objectives;

(viii) to modify or amend each Award (subject to Section 15 of the Plan), including the discretionary authority to extend the post-termination vesting or exercisability of Awards longer than is otherwise provided for in the Plan;

(ix) to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or SAR or upon the vesting or earlier tax recognition of Restricted Stock or Restricted Stock Units that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator; and

(xi) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.

5. Eligibility. Awards may be granted only to Employees as a material inducement to entering into their initial employment with the Company; provided, however, that a former employee who is returning to the employ of the Company following a bona-fide period of non-employment by the Company may also receive an Award hereunder.

6. Limitations.

(a) Each Option shall be designated in the Option Agreement as a Nonstatutory Stock Option.

(b) Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing their relationship as a Service Provider, nor shall they interfere in any way with the right of the Participant or the right of the Company or its Parent or Subsidiaries to terminate such relationship at any time, with or without cause.

7. Term of Plan. The Plan shall become effective upon the date of Board approval in 2004. It shall continue in effect for a term of ten (10) years from the date upon which the Board approved the Plan.

8. Stock Options.

(a) Term of Option. The term of each Option shall be stated in the Option Agreement and shall be no more than ten (10) years from the date of grant.

(b) Option Exercise Price, Waiting Period and Consideration.

(i) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, with a minimum exercise price equal to par value.

(ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may become vested or be exercised and shall determine any conditions which must be satisfied before the Option may vest or be exercised.

(iii) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration, subject to Applicable Laws, may consist entirely of:

(1) cash;

(2) check;

(3) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(4) consideration received by the Company under a broker-assisted cashless exercise program acceptable to the Company, in its sole discretion;

(5) any combination of the foregoing methods of payment; or

(6) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

(iv) Exercise of Option; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.

An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the

Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised. An Option may not be exercised for a fraction of a Share.

(c) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee’s death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested and exercisable on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

Notwithstanding the above, in the event of an Optionee’s change in status from Employee to Consultant, an Optionee’s status as a Service Provider shall continue notwithstanding the change in status.

(d) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested and exercisable on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for six (6) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(e) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested and exercisable on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee’s estate or, if none, by the person(s) entitled to exercise the Option under the Optionee’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

9. Restricted Stock/Restricted Stock Units.

(a) Grant of Restricted Stock/Restricted Stock Units. Subject to the terms and conditions of the Plan, Restricted Stock may be granted to new Employees as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine (i) the number of Shares subject to a Restricted Stock or Restricted Stock Unit award granted to any new Employee, (ii) whether the form of the award shall be Shares or units to acquire Shares (which latter shall be referred to herein as Restricted Stock Units), and (iii) the conditions that must be satisfied, including performance-based milestones, upon which is conditioned the grant or vesting of Restricted Stock or Restricted Stock Units. For Restricted Stock Units, each such unit shall be the equivalent of one Share of Common Stock for purposes of determining the number of Shares subject to an Award. Until the Shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Restricted Stock or Restricted Stock Units.

(b) Exercise Price and other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Restricted Stock and Restricted Stock Units granted under the Plan. Restricted Stock and Restricted Stock Unit grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the stock or unit is awarded, which may include such performance-based milestones as are determined appropriate by the Administrator. The Administrator may require the recipient to sign a Restricted Stock or and Restricted Stock Unit Agreement as a condition of the award. Any certificates representing the shares of Stock awarded shall bear such legends as shall be determined by the Administrator.

(c) Restricted Stock or Restricted Stock Unit Award Agreement. Each Restricted Stock and Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the purchase price (if any) and such other terms and conditions as the Administrator, in its sole discretion, shall determine; provided; however, that if the Restricted Stock or Restricted Stock Unit grant has a purchase price, such purchase price must be paid no more than ten (10) years following the date of grant.

10. Stock Appreciation Rights.

(a) Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Employees at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the number of SARs granted to any Employee.

(b) Exercise Price and other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, that no SAR may have a term of more than ten (10) years from the date of grant.

(c) Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the SAR is exercised.

(d) Payment upon Exercise of SAR. At the discretion of the Administrator, payment for a SAR may be in cash, Shares or a combination thereof.

(e) Cash Settlements and Plan Share Allocation. Cash payments of Stock Appreciation Rights as well as Common Stock issued upon exercise of Stock Appreciation Rights shall be applied against the maximum number of shares of Common Stock that may be issued pursuant to the Plan. The number of shares to be applied against such maximum number of shares in such circumstances shall be the number of shares equal to the amount of the cash payment divided by the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right is granted.

(f) SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

(g) Expiration of SARs. A SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement.

(h) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Stock Appreciation Right within such period of time as is specified in the Stock Appreciation Right Agreement to the extent that the Stock Appreciation Right is vested and exercisable on the date of termination (but in no event later than the expiration of the term of such Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement). In the absence of a specified time in the Stock Appreciation Right Agreement, the Stock Appreciation Right shall remain exercisable for three (3) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Stock Appreciation Right, the Shares covered by the unvested portion of the Stock Appreciation Right shall revert to the Plan. If, after termination, the Participant does not exercise his or her Stock Appreciation Right within the time specified by the Administrator, the Stock Appreciation Right shall terminate, and the Shares covered by such Stock Appreciation Right shall revert to the Plan.

Notwithstanding the above, in the event of a Participant’s change in status from Employee to Consultant, a Participant’s status as a Service Provider shall continue notwithstanding the change in status.

(i) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Stock Appreciation Right within such period of time as is specified in the Stock Appreciation Right Agreement to the extent the Stock Appreciation Right is vested and exercisable on the date of termination (but in no event later than the expiration of the term of such Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement). In the absence of a specified time in the Stock Appreciation Right Agreement, the Stock Appreciation Right shall remain exercisable for twelve (12) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Stock Appreciation Right, the Shares covered by the unvested portion of the Stock Appreciation Right shall revert to the Plan. If, after termination, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein, the Stock Appreciation Right shall terminate, and the Shares covered by such Stock Appreciation Right shall revert to the Plan.

(j) Death of Participant. If a Participant dies while a Service Provider, the Stock Appreciation Right may be exercised within such period of time as is specified in the Stock Appreciation Right Agreement (but in no event later than the expiration of the term of such Stock Appreciation Right as set forth in the Notice of Grant), by the Participant’s estate or by a person who acquires the right to exercise the Stock Appreciation Right by bequest or inheritance, but only to the extent that the Stock Appreciation Right is vested and exercisable on the date of death. In the absence of a specified time in the Stock Appreciation Right Agreement, the Stock Appreciation Right shall remain exercisable for twelve (12) months following the Participant’s termination. If, at the time of death, the Participant is not vested as to his or her entire Stock Appreciation Right, the Shares covered by the unvested portion of the Stock Appreciation Right shall immediately revert to the Plan. The Stock Appreciation Right may be exercised by the executor or administrator of the Participant’s estate or, if none, by the person(s) entitled to exercise the Stock Appreciation Right under the Participant’s will or the laws of descent or distribution. If the Stock Appreciation Right is not so exercised within the time specified herein, the Stock Appreciation Right shall terminate, and the Shares covered by such Stock Appreciation Right shall revert to the Plan.

11. Leaves of Absence. The effect of leaves of absence on Award vesting, if any, shall be as set forth in the applicable Award Agreement.

12. Limited Transferability of Awards. Except as otherwise specified in an individual Award Agreement, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant.

13. Adjustments Upon Changes in Capitalization, Dissolution, Liquidation or Change of Control.

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award, the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Common Stock covered by each such outstanding Award shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Award until ten (10) days prior to such transaction as to all of the stock covered thereby, including Shares as to which the Award would not otherwise be vested or exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture applicable to any Shares covered by an Award shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Change of Control.

(i) SARs and Options. In the event of a Change of Control, each outstanding SAR and Option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the SAR and Option, the Participant shall fully vest in and have the right to exercise the SAR or Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an SAR or Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change of Control, the Administrator shall notify the Participant in writing or electronically that the SAR or Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the SAR or Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the SAR or Option shall be considered assumed if, following the Change of Control, the SAR or option confers the right to purchase or receive, for each Share of Optioned Stock subject to the SAR or Option immediately prior to the Change of Control, the consideration (whether stock, cash, or other securities or property) received in the Change of Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change of Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the SAR or Option, for each Share of Optioned Stock subject to the SAR or Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change of Control.

(ii) Restricted Stock and Restricted Stock Units. In the event of a Change of Control, each outstanding Restricted Stock and Restricted Stock Unit award shall be assumed or an equivalent award substituted by the successor corporation or a Parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Restricted Stock or Restricted Stock Unit award, the Participant shall fully vest in the Restricted Stock or Restricted Stock Unit award, including Shares as to which it would not otherwise be vested. For the purposes of this paragraph, the Restricted Stock or Restricted Stock Unit award shall be considered assumed if, following the Change of Control, the Restricted Stock or Restricted Stock Unit award confers the right to receive, for each Share and each unit to acquire a Share that is subject to the Restricted Stock or Restricted Stock Unit award immediately prior to the Change of Control, the consideration (whether stock, cash, or other securities or property) received in the Change of Control by holders of Common Stock for each Share and each unit to acquire a Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change of Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received, for each Share and each unit to acquire a Share subject to the Restricted Stock or Restricted Stock Units award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change of Control.

14. Award Date of Grant. The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each new Employee within a reasonable time after the date of such grant.

15. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Committee may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

16. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares shall not be issued pursuant to the exercise or vesting of an Award unless the exercise or vesting of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

17. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

18. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.